Exhibit 99.1
280 King of Prussia Road • Radnor, Pennsylvania 19087 • (610)667-7706 • Fax: (610)667-7056 • www.sbclasslaw.com
Writer’s Direct Dial: (610) 822-2209
E-Mail: ezagar@sbclasslaw.com

Richard S. SchiffrinX
Andrew L. Barroway*
Marc A. Topaz*
David Kessler*
Katharine M. Ryan
Stuart L. Berman*
Gregory M. Castaldo*
Joseph H. Meltzer*
Michael K. Yarnoff¢*

Katie L. Anderson
Ian D. BergX
Robert W. Biela
Katherine B. Bornsteins
Trevan Borum
Jonathan R. Cagan☐
Edward W. Chang¡☐
Darren J. Check*
Edward W. Ciolko☐
Stephen Connolly
Mark S. Danek
Thomas W. Grammer
Mark K. Gyandoh*
Sean M. Handler
John A. Kehoe—
Hal J. KleinmanX
Eric Lechtzin*
Richard A. Maniskas€
Tobias L. Millrood*
Todd M. Mosser
Jodi C. Murland
Christopher L. Nelson
Michelle N. Peterson*
Nicholas S. Pullen
Karen E. Reilly*◆¯▲
Steven D. Resnick*
Lee D. Rudy¯
Kay E. Sickles*
Tamara Skvirsky*
Sandra G. Smith
W. Lyle Stamps
Benjamin J. Sweet
Heather M. Tashman*
Gerald D. Wells, III*
Robin Winchester*
Eric L. Zagar
Andrew L. Zivitz*
Kendall S. Zylstra

June 20, 2006
VIA FEDEX
Board of Directors
Apollo Group, Inc.
c/o Elizabeth Brem, Esquire
Gibson, Dunn & Crutcher, LLP
4 Park Plaza, Suite 1400
Irvine, CA 92614-8557

Re:	Shareholder Demand
Dear Board of Directors:
     This firm represents Larry Barnett (the “Stockholder”), a holder of shares of common stock of Apollo Group, Inc. (“Apollo” or the “Company”). I write on behalf of the Stockholder to demand that the Board of Directors of Apollo (the “Board”) take action to remedy breaches of fiduciary duties and other misconduct by the directors and certain officers of the Company, as described herein.
     As you are aware, by reason of their positions as officers and/or directors of Apollo and because of their ability to control the business and corporate affairs of Apollo, the officers and directors of the Company owe Apollo and its shareholders the fiduciary obligations of good faith, loyalty, and due care, and are required to use their utmost ability to control and manage Apollo in a fair, just, honest, and equitable manner. The Stockholder believes that all the members of the Board (collectively, the “Directors”), particularly the members of the Compensation and Audit Committees, violated these core fiduciary duty principles, causing Apollo to suffer damages.
     The Stockholder contends that for several years the Board, in violation of Company’s stock option plans, improperly backdated grants of stock options to Apollo officers, including John G. Sperling, Todd S. Nelson, Jorge Klor de Alva, Jerry F. Noble, Kenda B. Gonzales, Anthony Digiovanni, and Laura Palmer Noone (collectively, the “Officers”), and improperly accounted for the backdated stock option grants in violation of Generally Accepted Accounting Principles.

¡Admitted in MD       ☐Admitted in NJ       ˜Admitted in NY       ◆Also admitted in CT       €Also admitted in DC
     ¢Also admitted in DE       x Also admitted in IL       sAlso admitted in MD       * Also admitted in NJ       ¯Also admitted in NY      ▲Also admitted in RI

     The Stockholder maintains that each of the Directors breached their fiduciary duties by: (i) knowingly approving the Company’s foregoing improprieties, and/or (ii) abdicating their responsibility to make a good faith effort to oversee the Company’s operations and internal controls; and that the Officers were unjustly enriched by their receipt of backdated stock options. As a result of the foregoing breaches of duty, Apollo has sustained damages, including, but not limited to, loss of funds paid to the Company upon exercise of backdated stock options, and costs and expenses incurred in connection with Securities and Exchange Commission and Department of Justice investigations of the Company and its stock option grants.
     On behalf of the Stockholder, I hereby demand that the Board take action: (i) to recover from the Directors and Officers the amount of damages sustained by the Company as a result of the misconduct alleged herein, (ii) to recover from the Officers the improperly awarded stock options, and (iii) to correct deficiencies in the Company’s internal controls and equity compensation practices.
     If within a reasonable period of time after receipt of this letter the Board has not taken action as demanded herein, the Stockholder will commence a shareholder derivative action on behalf of Apollo seeking appropriate relief.

Very truly yours, SCHIFFRIN & BARROWAY, LLP

Eric L. Zagar